EXHIBIT 99.1

NeoRx Corporation Appoints Wolfgang Oster Chief Operating Officer

—Former Executive Vice President of

Worldwide Clinical Development at US Bioscience—

Seattle, WA. June 5, 2001—NeoRx Corporation (Nasdaq: NERX) today announced that Dr. Wolfgang Oster has joined the Company as Chief Operating Officer, responsible for worldwide research, development, medical, regulatory, manufacturing and quality assurance. In his prior positions, Dr. Oster was responsible for the development of a series of compounds in the field of oncology and infectious diseases resulting in 4 drug approvals in major global markets.

“I am extremely pleased to join the Company at a time of such potential,” remarked Dr. Oster. “I believe that NeoRx’s two product lines have significant clinical prospects. The Skeletal Targeted Radiotherapy clinical data in multiple myeloma is encouraging, and we look forward to its development program getting back on-track. Pretarget® technology has the potential for multiple indications, and the first product in development, Pretarget-Lymphoma, may offer benefits over current modalities. I believe NeoRx is well-positioned for future growth.”

“Wolfgang is an outstanding addition to the NeoRx executive team,’’ said Paul G. Abrams, President and Chief Executive Officer of NeoRx Corporation. “His proven track record with oncology drug approvals, his experience with both the US and European regulatory bodies, and his oncology and hematology backgrounds, make him ideally suited to propel NeoRx’s continued future growth.”

Dr. Oster brings to NeoRx two decades of clinical oncology and international business development experience. Dr. Oster joins NeoRx from US Bioscience, Inc., which recently merged with MedImmune, Inc. At US Bioscience, he served as executive vice president of worldwide clinical research. During his almost 10 years at US Bioscience, Dr. Oster also served as a board member of its European pharmaceutical divisions located in the UK and Netherlands and as managing director for international R&D and business development. In these positions, Dr. Oster was responsible for the strategy and approvals of several drugs in major global markets. He has published more than 100 articles in peer-reviewed journals, book chapters, or other scientific contributions and approximately 250 abstracts and presentations at international meetings. He holds an appointment as Adjunct Professor of Medicine at Brown University, Providence, Rhode Island.

About NeoRx

Seattle-based, NeoRx Corporation is developing innovative products designed to provide improved treatments for patients with cancer.

      This release contains forward-looking statements relating to the development of the Company’s products and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress, costs and results of clinical trials, the availability, cost and timely delivery of materials and services from third party suppliers and collaborative partners, the satisfaction of regulatory requirements, and the receipt, timing, terms and conditions of required regulatory approvals. Reference is made to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

      Visit NeoRx at www.neorx.com. To receive NeoRx news releases via email, register at www.neorx.com/news/pr.html.

NeoRx is a registered trademark of NeoRx Corporation in the United States and/or foreign countries.

© 2001 NeoRx Corporation. All Rights Reserved.